(1) BlueLine Capital Partners, L.P. ("BCP") and BlueLine
Catalyst Fund VII, L.P. ("BlueLine Catalyst") hold 863,700 and 446,200 shares, respectively, of common stock of Criticare Systems, Inc. (the "Common Stock") reported on this Form 3. As general partner of BCP, BlueLine Partners
L.L.C., a Delaware limited liability company ("BlueLine
Delaware"), may be deemed to be the beneficial owner of the 863,700 shares of Common Stock held by BCP. As general partner of BlueLine Catalyst, BlueLine Partners, L.L.C., a
California limited liability company ("BlueLine
California"), may be deemed to be the beneficial owner of the 446,200 shares of Common Stock held by BlueLine
Catalyst.

(2) The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of 1934 or otherwise, any Reporting
Person is the beneficial owner of any Common Stock covered by this statement.

As described in Amendment No. 6 to Schedule 13D ("Amendment
No. 6") filed on August 22, 2006 with respect to the Common
Stock owned by BlueLine Catalyst, BlueLine California,
BlueLine Delaware and BCP as of the date of Amendment No.
6, BlueLine (as defined in Amendment No. 6) may have been deemed to be a "group" under Section 13(d) of the Securities Exchange Act and accordingly each Reporting
Person may have been deemed to have beneficial ownership of 10% or more of the Common Stock.

Reporting Owner Name/Address

BlueLine Catalyst Fund VII, L.P.
4115 Blackhawk Plaza Circle, Suite 100
Danville, California 94506

BlueLine Partners, L.L.C.
4115 Blackhawk Plaza Circle, Suite 100
Danville, California 94506

BlueLine Capital Partners, L.P.
4115 Blackhawk Plaza Circle, Suite 100
Danville, California 94506

BlueLine Partners, L.L.C.
4115 Blackhawk Plaza Circle, Suite 100
Danville, California 94506
#697491 v1 - BlueLine - Form 3